Exhibit 99.1

R.H. Donnelley Raises 2006 Guidance After Strong Third Quarter Cash Flow

          *   Significant Dex Integration Progress

          *   Reaches Tentative Agreement CWA

          CARY, N.C., Oct. 26 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation’s leading Yellow Pages and online local commercial search companies, today reported third quarter free cash flow of $145 million based on cash flow from operations of $162 million and $17 million of capital expenditures.  Advertising sales during the third quarter were $534 million, down 2.0 percent from the prior year, as expected.  Advertising sales represent the total billable value of advertising in directories that were published in the period.  GAAP net revenue in the quarter was $524 million.  Adjusted EBITDA in the period was $377 million.  GAAP operating income for the third quarter was $145 million and after taking into account interest and taxes, GAAP net loss was $35 million.  As of September 30, 2006, RHD’s net debt outstanding, excluding the purchase accounting fair value adjustment, was $10,165 million.  On a GAAP basis, net debt was $10,363 million.

          “During the quarter we continued to focus on transition, integration and transformation to position us for growth.  Regarding Dex integration, we made significant progress on several key fronts such as clearing the claims backlog, fixing legacy systems conversion issues and achieving synergies.  As a result of our ability to capture synergies earlier than anticipated, we are increasing full-year guidance for EBITDA and free cash flow,” said David C. Swanson, chairman and CEO of R.H. Donnelley.  “We are also pleased to have recently concluded the bargaining process with the Communications Workers of America (CWA) and reached a tentative three-year agreement.”

          Swanson continued, “In September we acquired LocalLaunch!, a Chicago-based company that specializes in innovative Internet marketing solutions.  This acquisition advances our ‘triple play’ solution for advertisers by combining the lead generation capabilities of both our print and Internet Yellow Pages directories with robust search engine marketing and optimization services.  By bundling these complementary products we offer advertisers an easy one stop solution at a very attractive price.

          And finally, overall advertising sales were in line with guidance for full-year performance, but still below our potential.  Our EMBARQ performance was strong again, posting the fourteenth consecutive quarter of growth.  Our AT&T performance was encouraging, with growth from local customers, offset by disappointing performance from our National channel.  While we made great progress with synergies, Dex sales performance continued to exhibit the effects of integration and systems related problems.”

          Outlook

          R.H. Donnelley is updating 2006 full-year guidance as follows:

*

EBITDA excluding FAS 123R expense is expected to be at least $1.48 billion, resulting in a margin of approximately 55.2 percent versus previous guidance of $1.46 billion and 54.5 percent, respectively.

*	Free cash flow is expected to be at least $735 million versus $725 million previously announced.

*	Adjusted diluted shares outstanding are expected to be approximately 71.5 million versus 72.0 to 72.5 million previously announced.

          In each case guidance excludes the effects of purchase accounting and assumes the Dex transaction closed on January 1, 2006.  Please also note that 2006 free cash flow guidance reflects just one interest payment on acquisition-related debt issued in January 2006.  Had the notes been outstanding at year end 2005, free cash flow would have been approximately $90 million lower this year.  The company affirms all other guidance metrics for full-year 2006 provided under item 2.02 in the Current Report on Form 8-K furnished to the SEC on August 1, 2006.

          Further important information regarding operating results, updated guidance and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and the schedule footnotes of this press release, which should be thoroughly reviewed.

          Third Quarter Conference Call

          R.H. Donnelley will host a conference call to discuss the third quarter 2006 results today at 10:00 a.m. (ET).  The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international).  The pass code for the call is “RHD”.  Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time.  The call will also be available through a Web cast, which can be accessed by visiting our Web site at www.rhd.com, clicking on “Investor Relations” and following the instructions provided.  Those unable to participate at the scheduled time may access a recorded replay by dialing  888-566-0577 (domestic) or 203-369-3615 (international).  The recording will be available through November 9, 2006.  There is no pass code for the replay.  In addition, an archived version of the Web cast will be available on RHD’s Web site for up to one year from the date of the call.

          About R.H. Donnelley

          R.H. Donnelley (RHD) is one of the nation’s leading Yellow Pages and online local commercial search companies.  The company has more than 4,000 employees operating in 28 states across the United States.  Every day, consumers rely on the company’s more than 625 directories, online city guides and local search Web sites to find businesses that provide the products and services they need.  RHD’s directories, which have a circulation of approximately 80 million, are marketed under three of the industry’s most recognized brands: AT&T Yellow Pages (formerly SBC Yellow Pages) in Illinois and northwest Indiana; Dex(R) Yellow Pages and EMBARQ Yellow Pages(TM) (formerly Sprint Yellow Pages(R)).  R.H. Donnelley’s expanding presence on the Internet now includes the Best Red Yellow Pages(R) brand at bestredyp.com(R) in its EMBARQ Yellow Pages markets, in RHD’s AT&T Yellow Pages markets at CHICAGOLANDYP.com and local search services through Dex at DexOnline.com(R).

          Comparative Financial Results

          As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated accounting, management believes that the 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the company’s underlying operational or financial performance.  Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period.  Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

          Adjusted and pro forma adjusted results for 2006 discussed in this press release and the attached schedules reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.  In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media’s debt balance described in footnote 7 of the accompanying Schedule 9. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

          Combined adjusted 2005 results included in the attached schedules reflect the sum of adjusted RHD results, which exclude the impact of purchase accounting related to the AT&T transaction and certain other adjustments described below, and Dex Media reported GAAP results for the period.

          The adjusted, pro forma adjusted and combined adjusted results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media and AT&T, respectively, that published prior to the transactions were recognized during the period pursuant to the deferral and amortization method.  As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Dex Media and AT&T directories not yet published at the transaction date has been excluded from adjusted, pro forma adjusted and combined adjusted results.  See Schedules 6 and 7 for details of all adjustments to the reported GAAP results.

          Safe Harbor Provision

          Certain statements contained in this press release regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook” and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements.  All  forward-looking statements reflect only RHD’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

          The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully; (2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets.  Additional factors that could cause RHD’s results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that RHD filed with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, RHD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A “Risk Factors,” Dex Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A “Risk Factors,” as well as RHD’s and Dex Media’s other periodic filings with the SEC that are available on the SEC’s website at www.sec.gov.

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2006 and 2005

Schedule 3:

Unaudited Condensed Consolidated Adjusted and Combined Adjusted Statements of Operations for the three months ended September 30, 2006 and 2005 and Consolidated Pro Forma Adjusted and Combined Adjusted Statements of Operations for the nine months ended September 30, 2006 and 2005

Schedule 4:	Unaudited Condensed Consolidated Balance Sheets at September 30, 2006 and December 31, 2005

Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2006 and 2005

Schedule 6:	Reconciliation of Reported to Unaudited Condensed Consolidated Adjusted and Combined Adjusted Statements of Operations for the three months ended September 30, 2006 and 2005

Schedule 7:	Reconciliation of Reported to Unaudited Condensed Consolidated Pro Forma Adjusted and Combined Adjusted Statements of Operations for the nine months ended September 30, 2006 and 2005

Schedule 8:	Reconciliation of Non-GAAP Measures

Schedule 9:	Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 2
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except earnings per share

	Three months ended September 30,		Nine months ended September 30,

	2006	2005	2006	2005

	Reported	Reported	Reported	Reported
Net revenue (1)	$524.2	$255.2	$1,277.0	$695.5
Expenses	294.5	131.0	787.7	367.9
Depreciation and amortization	85.1	21.5	233.2	63.7
Operating income	144.6	102.7	256.1	263.9
Interest expense, net	(201.8)	(58.2)	(557.7)	(173.9)
Pre-tax (loss) income	(57.2)	44.5	(301.6)	90.0
Tax benefit (provision)	21.8	(17.4)	114.7	(35.1)
Net (loss) income	(35.4)	27.1	(186.9)	54.9
(Gain) loss on repurchase of Preferred Stock	—	—	(29.2)	133.7
Preferred dividend	—	3.0	—	9.2
(Loss) income available to common shareholders	$(35.4)	$24.1	$(157.7)	$(88.0)
(Loss) earnings per share (EPS):(4)
Basic	$(0.51)	$0.65	$(2.42)	$(2.78)
Diluted	$(0.51)	$0.62	$(2.42)	$(2.78)
Shares used in computing EPS:(4)
Basic	70.0	31.8	65.1	31.7
Diluted	70.0	33.8	65.1	31.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 3
UNAUDITED CONDENSED CONSOLIDATED ADJUSTED, PRO FORMA
ADJUSTED AND COMBINED ADJUSTED STATEMENTS OF OPERATIONS

Amounts in millions, except earnings per share

	Three months ended September 30,

	2006 Adjusted (2)	2005 Combined Adjusted (2)

Net revenue (1)	$665.8	$679.0
Expenses	298.4	300.9
Depreciation and amortization	85.1
Operating income	282.3
Interest expense, net	(210.5)
Pre-tax income	71.8
Tax provision	(27.3)
Net income	$44.5
Earnings per share (EPS):(3),(5),(12)
Basic	$0.64
Diluted	$0.62
Shares used in computing EPS:(3),(5),(12)
Basic	70.0
Diluted	71.6

	Nine months ended September 30,

	2006 Pro Forma Adjusted (2)	2005 Combined Adjusted (2)

Net revenue (1)	$2,018.9	$2,024.9
Expenses	916.5	877.8
Depreciation and amortization	253.7
Operating income	848.7
Interest expense, net	(634.4)
Pre-tax income	214.3
Tax provision	(81.6)
Net income	$132.7
Earnings per share (EPS):(3),(5),(12)
Basic	$1.91
Diluted	$1.87
Shares used in computing EPS:(3),(5),(12)
Basic	69.3
Diluted	71.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

See Schedules 6 and 7 for a reconciliation of reported to adjusted, pro forma adjusted and combined adjusted amounts.

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 4
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions

	September 30, 2006	December 31, 2005

	Reported	Reported
Assets
Cash and cash equivalents	$153.1	$7.8
Accounts receivable, net	1,008.6	451.6
Deferred directory costs	249.3	67.7
Other current assets	98.3	47.4
Total current assets	1,509.3	574.5
Fixed assets and computer software, net	170.6	55.7
Intangible assets, net	11,553.4	2,833.2
Other non-current assets	137.1	91.5
Goodwill	2,888.2	319.0
Total Assets	$16,258.6	$3,873.9
Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity (Deficit)
Accounts payable and accrued liabilities	$124.4	$68.9
Accrued interest	149.1	20.6
Deferred directory revenue	1,143.5	457.7
Short-term deferred income taxes, net	83.3	91.3
Current portion of long-term debt	364.1	100.2
Total current liabilities	1,864.4	738.7
Long-term debt	10,152.3	2,978.6
Deferred income taxes, net	2,139.8	59.6
Other non-current liabilities	193.2	54.3
Total liabilities	14,349.7	3,831.2
Redeemable convertible preferred stock	—	334.1
Shareholders’ equity (deficit)	1,908.9	(291.4)
Total Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity (Deficit)	$16,258.6	$3,873.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 5
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and nine months ended September 30, 2006 and 2005

Amounts in millions

Operating activities:	Reported Three Months ended September 30, 2006	Reported Three Months ended September 30, 2005	Reported Nine Months ended September 30, 2006	Reported Nine Months ended September 30, 2005

Net (loss) income	$(35.4)	$27.1	$(186.9)	$54.9
Depreciation and amortization	85.1	21.5	233.2	63.7
Deferred income tax	(21.7)	6.0	(114.7)	43.3
Changes in working capital	134.7	58.8	575.8	135.5
Other	(0.8)	6.2	59.0	16.9
Net cash provided by operating activities	161.9	119.6	566.4	314.3
Investment activities:
Additions to fixed assets and computer software	(17.3)	(8.4)	(41.9)	(20.5)
Acquisitions, net of cash received	(12.2)	—	(1,901.4)	—
Net cash used in investing activities	(29.5)	(8.4)	(1,943.3)	(20.5)
Financing activities:
(Decrease) increase in checks not yet presented for payment	(2.0)	2.0	(3.2)	(0.3)
Proceeds from issuance of debt, net of costs	(0.1)	(0.4)	2,514.4	291.1
Repurchase of redeemable convertible preferred stock and redemption of purchase rights	—	—	(336.8)	(277.2)
Repayment of debt	(137.6)	(118.9)	(714.3)	(302.2)
Revolver repayments	(246.3)	(119.9)	(600.9)	(281.2)
Borrowings under the Revolver	206.9	122.9	639.4	263.0
Proceeds from option exercises	4.4	2.8	23.6	7.7
Net cash (used in) provided by financing activities	(174.7)	(111.5)	1,522.2	(299.1)
(Decrease) increase in cash and cash equivalents	(42.3)	(0.3)	145.3	(5.3)
Cash and cash equivalents, beginning of period	195.4	5.8	7.8	10.8
Cash and cash equivalents, end of period	$153.1	$5.5	$153.1	$5.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Reported to Unaudited Condensed Consolidated Adjusted and Combined Adjusted Amounts

Amounts in millions, except earnings per share

	Three Months Ended September 30, 2006

	RHD Reported	Adjustments(2)		Adjusted

Net revenue (1)	$524.2	$141.6	(6)	$665.8
Expenses	294.5	3.9	(6)	298.4
Depreciation and amortization	85.1	—		85.1
Total expenses	379.6	3.9		383.5
Operating income	144.6	137.7		282.3
Interest expense, net	(201.8)	(8.7	)(7)	(210.5)
Pre-tax (loss) income	(57.2)	129.0		71.8
Tax benefit (provision)	21.8	(49.1	)(8)	(27.3)
Net (loss) income	$(35.4)	$79.9		$44.5
(Loss) earnings per share (EPS): (4)
Basic	$(0.51)			$0.64
Diluted	$(0.51)			$0.62
Shares used in computing EPS: (4)
Basic	70.0			70.0
Diluted	70.0	1.6		71.6

	Three Months Ended September 30, 2005

	RHD Reported	Adjustments(2)		RHD Adjusted	Dex Media Reported(2)	Combined Adjusted

Net revenue (1)	$255.2	$5.5	(6)	$260.7	$418.3	$679.0
Expenses	131.0	(18.1	)(6)	112.9	188.0	300.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 7
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Reconciliation of Reported to Unaudited Condensed Consolidated Pro Forma Adjusted and Combined Adjusted Amounts

Amounts in millions, except earnings per share

	Nine Months Ended September 30, 2006

	RHD Reported	Adjustments (2)		Pro Forma Adjusted

Net revenue (1)	$1,277.0	$741.9	(6)	$2,018.9
Expenses	787.7	128.8	(6)	916.5
Depreciation and amortization	233.2	20.5	(7)	253.7
Total expenses	1,020.9	149.3		1,170.2
Operating income	256.1	592.6		848.7
Interest expense, net	(557.7)	(76.7	)(7)	(634.4)
Pre-tax (loss) income	(301.6)	515.9		214.3
Tax benefit (provision)	114.7	(196.3	)(8)	(81.6)
Net (loss) income	(186.9)	319.6		132.7
Gain on repurchase of Preferred Stock	(29.2)	29.2	(3)	—
Preferred dividend	—	—		—
(Loss) income available to common shareholders	$(157.7)	$290.4		$132.7
(Loss) earnings per share (EPS): (3), (4), (5), (12)
Basic	$(2.42)			$1.91
Diluted	$(2.42)			$1.87
Shares used in computing EPS: (3), (4), (5), (12)
Basic	65.1	4.2		69.3
Diluted	65.1	5.9		71.0

	Nine Months Ended September 30, 2005

	RHD Reported	Adjustments(2)		RHD Adjusted	Dex Media Reported(2)	Combined Adjusted

Net revenue (1)	$695.5	$85.0	(6)	$780.5	$1,244.4	$2,024.9
Expenses	367.9	(39.9	)(6)	328.0	549.8	877.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 8a
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions, except percentages

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Reconciliation of advertising sales to net revenue - GAAP, net revenue - adjusted and pro forma adjusted and net revenue combined adjusted (9)
RHD advertising sales disclosed in September 30, 2005 Form 10-Q		$223.6		$733.4
Dex Media advertising sales for the three and nine months ended September 30, 2005, disclosed in Dex Media’s third quarter 2005 press release		421.7		1,331.8
Adjustments for changes in publication dates and definition of advertising sales		(100.7)		(63.5)
RHD advertising sales	$533.9
RHD pro forma advertising sales		544.6	$1,965.6	2,001.7
Advertising sales percentage change over prior year	-2.0%		-1.8%
Less (a) pre-acquisition Dex Media advertising sales not recognized as current period revenue and (b) total current period advertising sales not recognized as revenue due to the deferral method of accounting, plus (c)total net revenue reported in the period for advertising sales from prior periods.	(19.0)	(292.0)	(711.8)	(1,314.2)
Net directory advertising revenue	514.9	252.6	1,253.8	687.5
Other revenue	9.3	2.6	23.2	8.0
Net revenue - GAAP	524.2	255.2	1,277.0	695.5
Plus net revenue from directories that published prior to acquisitions that would have been recognized during the period absent purchase accounting adjustments required under GAAP	141.6	5.5	741.9	85.0
Net revenue - adjusted and pro forma adjusted	$665.8		$2,018.9
Dex Media net revenue - GAAP from Dex Media’s Form 10-Q for the three and nine months ended September 30, 2005		418.3		1,244.4
Net revenue - combined adjusted		$679.0		$2,024.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:	These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 8b
RECONCILIATION OF NON-GAAP MEASURES (cont’d)

(unaudited)

Amounts in millions

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006

Reconciliation of net loss - GAAP to EBITDA and adjusted and pro forma adjusted EBITDA
Net loss - GAAP	$(35.4)	$(186.9)
Plus tax benefit	(21.8)	(114.7)
Plus interest expense, net	201.8	557.7
Plus depreciation and amortization	85.1	233.2
EBITDA (10)	229.7	489.3
Plus net revenue from directories that published prior to acquisitions that would have been recognized during the period absent purchase accounting adjustments required under GAAP	141.6	741.9
Less expenses on Dex Media-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting required under GAAP, net of amortized deferred cost uplift on Dex Media and AT&T sales contracts as of their respective acquisition dates plus, for the nine months ended September 30, 2006, professional fees associated with the Dex Media transaction paid for by Dex Media	(3.9)	(128.8)
Adjusted and Pro forma adjusted EBITDA including SFAS No. 123 R (10)	367.4	1,102.4
Plus SFAS No. 123 R Expense	9.9	35.6
Adjusted and Pro forma adjusted EBITDA (10)	$377.3	$1,138.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:   These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 8c
RECONCILIATION OF NON-GAAP MEASURES (cont’d)
(unaudited)

Amounts in millions, except per share amounts

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006

Reconciliation of diluted loss per share - GAAP to diluted earnings per share - adjusted and pro forma adjusted
Diluted loss per share - GAAP	$(0.51)	$(2.42)
Effect of converting preferred stock to common stock at the beginning of the period	—	(0.13)
Impact of acquisitions, including adjustments to eliminate purchase accounting	1.13	4.42
Diluted earnings per share - adjusted and pro forma adjusted	$0.62	$1.87

See Schedules 6 and 7 for further details.

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006

Reconciliation of cash flow from operations - GAAP to adjusted and pro forma adjusted cash flow from operations and adjusted and pro forma adjusted free cash flow
Cash flow from operations - GAAP	$161.9	$566.4
Add: Dex Media cash flow from operations for Janaury 2006 - GAAP	—	39.7
Add: Professional fees related to the Dex Media Merger paid for by Dex Media	—	7.5
Adjusted and pro forma adjusted cash flow from operations	161.9	613.6
Less: additions to fixed assets and computer software - GAAP	17.3	41.9
Less: Dex Media additions to fixed assets and computer software for January 2006 - GAAP	—	1.1
Adjusted and pro forma adjusted free cash flow	$144.6	$570.6

As of September 30, 2006

Reconciliation of debt - GAAP to net debt - excluding fair market value adjustment (11)
Debt - GAAP	$10,516.4
Less: Cash and cash equivalents	(153.1)
Net debt - GAAP	10,363.3
Less: Fair market value adjustment due to purchase accounting	(198.3)
Net debt - excluding fair market value adjustment	$10,165.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 8d
RECONCILIATION OF NON-GAAP MEASURES (cont’d)
(unaudited)

Amounts in billions

Full Year 2006 Outlook

Reconciliation of advertising sales outlook to net revenue - GAAP outlook and net revenue - pro forma adjusted outlook
Advertising sales outlook	$2.64
Less pre-acquisition advertising sales for Dex Media-branded directories not recognized as revenue in current period due to purchase accounting	(0.14)
Less current period advertising sales for directories not recognized as revenue in current period due to the deferral method of accounting	(1.09)
Plus net revenue reported in the period for advertising sales from prior periods	0.48
Other revenue	0.01
Net revenue - GAAP outlook	1.90
Plus pro forma net revenue that would have been recognized during the period absent purchase accounting adjustments required under GAAP assuming the Dex Media transaction had occurred on January 1, 2006	0.78
Net revenue - Pro forma adjusted outlook	$2.68

Full Year 2006 Outlook

Reconciliation of pro forma adjusted EBITDA outlook to operating income - GAAP outlook
Pro forma adjusted EBITDA outlook	$1.48
Less pro forma depreciation and amortization	(0.34)
Pro forma adjusted operating income outlook	1.14
Less revenue from Dex Media-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP, excluding January 2006	(0.64)
Plus expenses from Dex Media-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP, net of amortized deferred cost uplift on Dex Media and AT&T sales contracts as of their respective acquisition dates, excluding January 2006	0.05
Less SFAS No. 123 R Expense	(0.04)
Less Dex Media net operating income impact for the month of January 2006	(0.02)
Operating income - GAAP outlook	$0.49

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 8e
RECONCILIATION OF NON-GAAP MEASURES (cont’d)
(unaudited)

Amounts in billions, except for percentages and share amounts

Full Year 2006 Outlook

Calculation of pro forma adjusted EBITDA margin outlook
Pro forma adjusted net revenue outlook	$2.68
Pro forma adjusted EBITDA outlook	1.48
Pro forma adjusted EBITDA margin outlook	55.2%

Full Year 2006 Outlook

Reconciliation of cash flow from operations outlook - GAAP to free cash flow outlook GAAP and pro forma adjusted free cash flow outlook
Cash flow from operations outlook - GAAP	$0.77
Less: Additions to fixed assets and computer software	(0.08)
Free cash flow outlook	0.69
Add: Dex Media free cash flow for January 2006	0.04
Add: Professional fees related to the Dex Media Merger paid for by Dex Media	0.01
Pro forma adjusted free cash flow outlook	$0.74

Full Year 2006 Outlook

(millions)
Reconciliation of expected diluted shares outstanding - GAAP to expected adjusted diluted shares outstanding
Expected diluted shares outstanding - GAAP	66.8
Additional shares assuming the Dex Media transaction occurred on Jan. 1, 2006	3.0
Additional expected shares from common stock equivalents	1.7
Expected adjusted diluted shares outstanding	71.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 9
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)

Advertising revenue is recognized using the deferral and amortization method of accounting.  Under this method, when a directory is published, the advertising sales value is deferred and amortized into the statement of operations ratably over the life of the directory, which is typically 12 months.

(2)

As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated accounting, management believes that the 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the Company’s underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period.  Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

Adjusted and pro forma adjusted results for 2006 reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.  In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media’s debt balance described in footnote 7.  Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

Combined adjusted 2005 results reflect the sum of adjusted RHD results, which exclude the impact of purchase accounting related to the AT&T transaction and certain other adjustments described below, and Dex Media reported GAAP results for the period.

The adjusted, pro forma adjusted and combined adjusted results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media and AT&T, respectively, that published prior to the transactions were recognized during the period pursuant to the deferral and amortization method.  As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results.  Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Dex Media and AT&T directories not yet published at the transaction date has been excluded from adjusted, pro forma adjusted and combined adjusted results.  See Schedules 6 and 7 for details of all adjustments to the reported GAAP results.

(3)

Pro forma adjusted results for the nine months ended September 30, 2006 assume the remaining Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore the gain on the repurchase of Preferred Stock is excluded.

(4)

On a reported basis, for the periods when preferred stock was outstanding, basic EPS is calculated under the “two-class” method that requires earnings (loss) available to common shareholders, after deducting preferred dividends, the accretion of Preferred Stock to fair value and the loss (gain) on repurchase of Preferred Stock, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends.  Basic EPS is then calculated by dividing income (loss) allocable to common shareholders by the weighted average number of shares outstanding.  Diluted EPS is calculated by dividing income (loss) allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents.  In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

Note:  These schedules are preliminary and subject to change pending the  Company’s filing of its Form 10-Q.

(5)

On a pro forma adjusted basis in 2006, basic and diluted EPS are calculated as net income divided by the weighted average basic and diluted shares outstanding for the period assuming the Dex Media transaction was consummated on January 1, 2006. See footnote 12 for further discussion of shares used in computing EPS.

(6)

Adjustments for the three and nine months ended September 30, 2006 and 2005 include revenue and expenses for directories acquired as a result of the Dex Media and AT&T transactions, respectively, that published prior to each transaction date and that would have been recognized during the period absent purchase accounting adjustments required under GAAP.  Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before each transaction date for directories not yet published at the transaction date has also been removed from both periods presented.  Adjustments to operating expenses for the nine months ended September 30, 2006 also exclude professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.

(7)

As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media’s debt at January 31, 2006 to its fair market value.  Adjusted and pro forma adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media’s debt.  Interest expense is presented on a pro forma adjusted basis reflecting the incremental debt RHD incurred as if the Dex Media transaction occurred on January 1, 2006.  Adjusted and pro forma adjusted depreciation and amortization reflects the amortization of intangible assets acquired as if the Dex Media transaction occurred on January 1, 2006.

(8)	Represents the tax effect of adjustments.

(9)	Advertising sales represent the total billable value of print and online products in the period when billing commences.

(10)

EBITDA represents earnings before interest, taxes, depreciation and amortization.  Adjusted and pro forma adjusted EBITDA represents adjusted and pro forma adjusted earnings before interest, taxes, depreciation and amortization.  EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP.  In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the three and nine months ended September 30, 2006 includes a charge of $9.9 million and $35.6 million, respectively, for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment.

(11)

Net debt -- GAAP represents total debt less cash and cash equivalents for the respective period.  Net debt -- excluding fair market value adjustments represents net debt -- GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media’s debt noted in footnote 7.

(12)

Pursuant to the Dex Media Merger Agreement, each issued and outstanding share of Dex Media common stock as of January 31, 2006 was converted into the right to receive $12.30 in cash and 0.24154 of a share of RHD common stock. As of January 31, 2006, 151,309,850 shares of Dex Media common stock were issued and outstanding, which resulted in the issuance of 36,547,381 shares of RHD common stock. Pro forma adjusted weighted average common shares outstanding for 2006 assumes the Dex Media transaction occurred on January 1, 2006. Pro forma adjusted basic and diluted EPS for 2006 does not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

Note:  These schedules are preliminary and subject to change pending the  Company’s filing of its Form 10-Q.

SOURCE  R.H. Donnelley Corporation
          -0-                                                       10/26/2006
          /CONTACT:  Investors, Jenny L. Apker, +1-800-497-6329, or Media, Tyler D. Gronbach, +1-919-297-1541, both of R.H. Donnelley Corporation/
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